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                                                                    EXHIBIT 99.1

INTERMET CORPORATION
5445 Corporate Drive
Troy, MI 48098-2683
Tel: 248-952-2500
Fax: 248-952-2501

[INTERMET LOGO]
                                                          Exhibit 99.1
                                                          NEWS RELEASE

                                                          For IMMEDIATE Release
                                                          Contact: Mike Kelly
                                                          INTERMET Corporation
                                                          248-952-2500


INTERMET TO ACQUIRE REMAINING 50-PERCENT INTEREST IN PORTUGUESE JOINT VENTURE

MOVE STRENGTHENS INTERMET'S POSITION IN EUROPE AS A LEADING PRODUCER OF HIGHLY ENGINEERED DUCTILE-IRON COMPONENTS

TROY, Mich., June 26, 2003 - INTERMET Corporation (Nasdaq: INMT), one of the world's leading manufacturers of cast-metal automotive components, and Grupo Jorge de Mello of Portugal, announced today that the companies have entered into an agreement for INTERMET to acquire 100 percent of the shares of Fundicao Nodular, S.A., a Portuguese foundry company also known as PortCast Foundry. PortCast Foundry expects sales of $35 million in 2003.

After successfully increasing its manufacturing presence in western Europe by way of its original 50-percent stake in PortCast in May 1998, INTERMET now will fully integrate PortCast into its European operations. The foundry has been operated by INTERMET since entering the joint venture and manufactures ductile-iron castings for automotive OEM and Tier-1 supplier customers, including Peugeot, TRW Automotive, Continental Teves and Dana. PortCast is located near Porto, which is Portugal's second-largest city, about 300 Km north of Lisbon.

The PortCast Foundry features three green-sand molding lines and five melting furnaces with a total annual capacity of 45,000 tons of ductile-iron castings.

"Automotive components such as ductile-iron brake, suspension and powertrain castings continue to be a growth area for INTERMET, and PortCast has become a premier European caster of these types of parts," said Gary F. Ruff, INTERMET's President and COO. "Over the last five years, PortCast has nearly tripled its capacity to cast these components. Along with our two state-of-the-art foundries in Germany, PortCast has helped INTERMET attain a leadership position in Europe for the production of highly engineered ductile-iron components."

Since INTERMET entered into the joint venture, the foundry has exhibited significantly improved productivity with the support of both of the joint-venture partners. In the past two years, the Portuguese plant improved productivity in its finishing and core manufacturing departments by over 50 percent and 70 percent, respectively, with overall plant productivity showing more than a 25-percent improvement.

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INTERMET Corporation
June 26, 2003
Page 2

PortCast is registered to the International Organization of Standardization Technical Specification (ISO/TS 16949) certification, an international management quality standard that sets strict requirements for the design, development and production of automotive related products. INTERMET also announced earlier this year that PortCast Foundry received ISO 14001 certification, an international environmental management system that integrates business practices with environmental goals to control the impact on ecosystems while promoting productivity and reduction of waste.

"The PortCast Foundry is a model for INTERMET's iron casting operations worldwide," said Laurence Vine-Chatterton, President of INTERMET Europe. "We are very proud of the work our team has done here. This transaction will allow INTERMET to bring the plant and its products to even more customers under a `one-brand/one-face' principle. Also, we have designated the PortCast complex as the Product Feasibility Center and initial production site for INTERMET's new Blue Sand(TM) aluminum casting process. This, along with acquiring full ownership of PortCast, will bring significant benefit to INTERMET shareholders. We expect this transaction to be accretive in 2003."

Under the terms of the agreement, 50 percent of the de Mello interests will be acquired in July 2003, giving INTERMET a 75-percent ownership position. The balance of the de Mello interests will be acquired in July 2004.

Grupo Jorge de Mello is the leading group in the Portuguese agro-food industry. Its divestment of PortCast fits in with a comprehensive strategy of refocusing on the Group's core business activities.

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. INTERMET's strategy is to be the world's leading supplier of cast-metal automotive components. The company has more than 5,500 employees at facilities located in North America and Europe. More information is available on the Internet at www.intermet.com.

This news release may include forecasts and forward-looking statements about INTERMET, its industry, the markets in which it operates, and in particular, the prospects for INTERMET's European operations. Forward-looking statements and the achievement of any forecasts or projections are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed. Some of these risks and uncertainties are detailed as a preface to the Management's Discussion and Analysis of Financial Condition in the company's 2002 Annual Report for the year ended December 31, 2002.

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